SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

    Date of Report: (Date of earliest event reported) : September 21th, 2005

                          Commission File No. 000-49628

                           TELEPLUS ENTERPRISES, INC.

             (Exact name of registrant as specified in its charter)


            Nevada                                      90-0045023
-------------------------------                         ------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

       7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
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                    (Address of principal executive offices)

                                  514-344-0778
                     --------------------------------------
                            (Issuer telephone number)

            465 St. Jean, Suite 601, Montreal, Quebec, Canada H2Y 2R6
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                            (Former Name and Address)

ITEM 8.01 OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 9, 2005, the Board of Directors (the "Board") of TelePlus Enterprises, Inc. (the "Company") appointed Gordon Chow as a Director to fill one of the vacancies on the Board .

Gordon Chow, President of VTech Telecommunications Canada Ltd., is responsible at VTech for the Telecommunication Products Business in Canada, having established the Canadian operations, VTech Electronics Canada Ltd., in 1986. Prior to joining VTech, Mr. Chow had his own Management Consulting practice, and held management positions with a real estate development company and a Chartered Accountant firm. Mr. Chow holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia and a member of the Board of Governors of Crofton House School in Vancouver. Mr. Chow has served as a member of the President's Advancement Council of the British Columbia Institute of Technology and a director of the BCIT Foundation. He was also a member of the Royal Roads University - MBA Advisory Board, and a director of the Canadian Toy Association.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

None.
                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TelePlus Enterprises, Inc.

September 21, 2005                        /s/ Marius Silvasan
                                          -------------------------------------
                                          Marius Silvasan
                                          Chief Executive Officer

September 21, 2005                        /s/ Robert Krebs
                                          -------------------------------------
                                          Robert Krebs
                                          Chief Financial Officer

September 21, 2005                        /s/ Kelly McLaren
                                          -------------------------------------
                                          Kelly McLaren
                                          Chief Operating Officer & President